EXHIBIT 4.2


                              RULE 144A GLOBAL NOTE

     TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH HEREIN AND IN THE OFFICERS' CERTIFICATE OF WEINGARTEN REALTY INVESTORS ("THE COMPANY") DATED JULY 17, 2001 PURSUANT TO THE INDENTURE REFERRED TO HEREIN.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT AMONG THE COMPANY AND THE INITIAL PURCHASERS NAMED THEREIN, DATED JULY 12, 2001 (THE "REGISTRATION RIGHTS AGREEMENT").

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THIS NOTE WILL BE ISSUED AND UNTIL REGISTERED MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

     THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER

AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                               [Face of Security]

REGISTERED                                                   PRINCIPAL  AMOUNT
No.  1                                                       $200,000,000
CUSIP  No.  948741  AC  7

                           WEINGARTEN REALTY INVESTORS
                                7% Note due 2011


     WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust (herein referred to as the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on July 15, 2011 (the "Stated Maturity Date") or date fixed for earlier redemption (the "Redemption Date," and together with the Stated Maturity Date with respect to principal repayable on such date, the "Maturity Date"), and to pay interest thereon from July 17, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year (each, an "Interest Payment Date"), commencing January 15, 2002, at the rate of 7% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date by mailing a check to such Holder at its registered address or by transfer of funds to an account maintained by such Holder within the United States. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The principal of this Note payable on the Stated Maturity Date or the principal of, premium, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Note payable on the Redemption Date will be paid against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, currently the office of the Trustee located at 450 West 33rd Street, New York, New York 10001, in such coin or currency of the Untied States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest payable on this Note on any Interest Payment Date and on the Stated Maturity Date or Redemption Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including July 17, 2001, if no interest has been paid on this Note) to but excluding such Interest Payment Date or the Stated Maturity Date or Redemption Date, as the case may be. If any Interest Payment Date or the Stated Maturity Date or Redemption Date falls on a day that is not a Business Day, as defined below, principal, premium, if any, and/or interest payable with respect to such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banks in the City of New York are not required or authorized by law or executive order to close.

     All payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in immediately available funds.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.



     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated:  July  17,  2001

                                            WEINGARTEN  REALTY  INVESTORS.
(SEAL)


                                            By:________________________________
                                               Name:
                                               Title:




                                            By:________________________________
                                               Name:
                                               Title:

Attest:

________________________________
Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

The  Chase  Manhattan  Bank,
   as  Trustee


By:  _____________________________________
              Authorized  Signatory

                              [Reverse of Security]

                           WEINGARTEN REALTY INVESTORS

                                7% Note due 2011

     This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1995 (herein called the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This
Note is one of the duly authorized series of Securities designated as "7% Notes due 2011" (collectively, the "Notes"), and the aggregate principal amount of the Notes to be issued under such series is limited to $200,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes). All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

     This Note is subject to redemption at any time, as a whole or in part, at the election of the Company at a redemption price equal to the sum of (i) an amount equal to 100% of the principal amount of the Securities being redeemed and (ii) the Make-Whole Amount, together with accrued and unpaid interest up to but not including the Redemption Date.

     "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Security, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Securities being redeemed or paid.

     "Reinvestment Rate" means .25% (twenty-five one hundredths of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the then remaining maturity of the Notes being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

     Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption, all as provided in the Indenture.

     In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

     This Note is issuable only in registered form without coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

                                 ASSIGNMENT FORM



FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_____________________________________________________________________________
Please  insert  social  security number or other identifying number of assignee:
________________________________

Please  print  or  type  name  and  address  (including  zip  code) of assignee:

________________________________
________________________________
________________________________
________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Note of Weingarten Realty Investors on the books of Weingarten Realty Investors, with full power of substitution in the premises.

________________________________


Dated:__________________________


     NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatsoever.